(d)(1)(B)(iii)

AMENDED SCHEDULE A

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

ING INVESTORS TRUST

and

ING INVESTMENTS, LLC

Series1	Annual Investment Management Fee (as a percentage of average daily net assets)
ING American Funds Asset Allocation Portfolio3
If the Series has not invested all or substantially all of its assets in another investment company:
0.5000% of the first $600 million
0.4200% on the next $600 million
0.3600% on the next $800 million
0.3200% on the next $1billion
0.2800% on the next $2 billion
0.2600% on the next $3 billion
0.2500% on assets in excess of $8 billion

If the Series invests all or substantially all of its assets in another investment company:
0.00% of all assets

____________________
1 This Schedule A to the Investment Management Agreement will be effective with respect to the Series upon the effective date of the post effective amendment to the Trust’s Registration Statement with respect to each Series.

ING American Funds Global Growth and Income Portfolio4
If the Series has not invested all or substantially all of its assets in another investment company:

0.69% on the first $600 million of net assets;
0.59% on next $600 million of the Portfolio’s average daily net assets;
0.53% on next $800 million of the Portfolio’s average daily net assets;
0.50% on next $1 billion of the Portfolio’s average daily net assets;
0.48% on the Portfolio’s average daily net assets in excess of $3 billion.

If the Series invests all or substantially all of its assets in another investment company:

0.00% of all assets

ING American Funds International Growth and Income Portfolio4
If the Series has not invested all or substantially all of its assets in another investment company:

0.69% on the first $500 million in assets; and
0.59% on the next $500 million in assets
0.53% on assets in excess $1 billion

If the Series invests all or substantially all of its assets in another investment company:

0.00% on all assets

____________________
4The initial two-year term of ING American Funds Global Growth and Income Portfolio and
ING American Funds International Growth and Income Portfolio commenced on December 14, 2010.

4The initial two-year term of ING American Funds Global Growth and Income Portfolio and
ING American Funds International Growth and Income Portfolio commenced on December 14, 2010.

ING American Funds International Portfolio
If the Series has not invested all or substantially all of its assets in another investment company:
0.69% of the first $500 million of net assets
plus 0.59% on net assets greater than $500 million but not exceeding $1.0 billion plus 0.53% on net assets greater than $1.0 billion but not exceeding $1.5 billion plus 0.50% on net assets greater than $1.5 billion but not exceeding $2.5 billion, plus 0.48% on net assets greater than $2.5 billion but not exceeding $4.0 billion plus 0.47% on net assets greater than $4.0 billion but not exceeding $6.5 billion plus 0.46% on net assets greater than $6.5 billion but not exceeding $10.5 billion plus 0.45% on net assets in excess of $10.5 billion; and
0.00% if the Series invests all or substantially all of its assets in another investment company

ING Bond Portfolio2 (formerly, ING American Funds Bond Portfolio)
If the Series has not invested all or substantially all of its assets in another investment company:
0.48% on the first $600 million
0.44% on the next $400 million
0.40% on the next $1 billion
0.38% on the next $1 billion
0.36% on assets over $3 billion
If the Series invests all or substantially all of its assets in another investment company:
0.00% computed on all assets

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2The initial two-year term of ING American Funds Bond Portfolio commenced on November 9, 2007.

3The initial two-year term of ING American Funds Asset Allocation Portfolio commenced on
April 28, 2008.